Exhibit 99.1

GALECTIN THERAPEUTICS INC.

APPOINTS THOMAS A. MCGAULEY AS ACTING CHIEF FINANCIAL OFFICER AND EXTENDS TERM OF EMPLOYMENT OF MAUREEN E. FOLEY AS CHIEF OPERATING OFFICER

Newton, MA – March 5, 2012 – Galectin Therapeutics Inc. (OTC: GALT) (the “Company”) announced today that it has appointed Thomas A. McGauley as the Acting Chief Financial Officer of the Company, effective March 6, 2012. Mr. McGauley will serve as Acting Chief Financial Officer until the earlier of September 30, 2012 and the time upon which a permanent Chief Financial Officer can be found. Mr. McGauley replaces Anthony D. Squeglia, who will step down from his current role as Chief Financial Officer and leave the Company upon the expiration of his executive employment agreement on March 6, 2012.

Mr. McGauley, age 39, has served as the Company’s Director of Finance and Accounting since 2009. From November 2005 to January 2010, Mr. McGauley was the Director of Financial Reporting at deCODE genetics (a former publicly traded international life sciences company headquartered in Iceland). Mr. McGauley previously spent more than seven years in public accounting, most recently as a manager at PricewaterhouseCoopers, where he specialized in life science companies from 2003 to 2005. He has also served as a Captain and Company Commander in the U.S. Army and Massachusetts National Guard. Mr. McGauley is a Certified Public Accountant and holds a B.S. in Business Administration from Stonehill College.

“The Company is very fortunate to have Tom McGauley step into the role of Acting Chief Financial Officer,” said Dr. Peter G. Traber, CEO. “For the last three years, Tom has been involved in every aspect of the finances of the Company and has demonstrated the expertise and professionalism required for this important role. I would also like to thank Anthony Squeglia for his years of service to the Company. He played an integral role in assisting us in implementing our strategy over the last several years and we wish him continued success in the future.”

In addition, the Company announced today that it has extended the term of the employment agreement of Maureen E. Foley, the Company’s Chief Operating Officer, until June 30, 2012.

About Galectin Therapeutics

Galectin Therapeutics Inc. (OTC: GALT) is a development-stage company engaged in drug development to create new therapies for cancer and fibrotic disease. Our drug candidates are based on our method of targeting galectin proteins, which are key mediators of biologic and pathologic function. We attempt to leverage our scientific and development expertise as well as established relationships with outside sources to achieve cost-effective and efficient development. We are pursuing a development pathway to clinical enhancement and commercialization for our lead compounds in immune enhancement for cancer therapy as well as in both liver fibrosis and fatty liver disease. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others: incurrence of operating losses since our inception, uncertainty as to adequate financing of our operations, extensive and costly regulatory oversight that could restrict or prevent product commercialization, inability to achieve commercial product acceptance, inability to protect our intellectual property, dependence on strategic partnerships, product competition, and others stated in risk factors contained in our filings with the Securities and Exchange Commission. We cannot assure that we have identified all risks or that others may emerge which we do not anticipate. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

Contact: Peter G. Traber, President, Chief Executive Officer & Chief Medical Officer, 617.559.0033, traber@galectintherapeutics.com